Calculation of Filing Fee Tables
N-2
Oaktree Specialty Lending Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(r)				0.0001381
Fees to be Paid	2	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	3	Equity	Warrants	457(r)				0.0001381
Fees to be Paid	4	Equity	Subscription Rights	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	5	Equity	Common Stock, $0.01 par value per share	415(a)(6)			$ 201,944,393.00			N-2	333-269628	02/07/2023	$ 28,799.27
			Total Offering Amounts:				$ 201,944,393.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis. (2) An unspecified amount of securities or aggregate principal amount, as applicable, of each identified class is being registered as may from time to time be sold at unspecified prices. Warrants represent rights to purchase common stock or debt securities. Subscription rights represent rights to purchase common stock. If any debt securities are issued at an original issue discount, then the offering price shall reflect such greater principal amount.

[2]	(1) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis. (2) An unspecified amount of securities or aggregate principal amount, as applicable, of each identified class is being registered as may from time to time be sold at unspecified prices. Warrants represent rights to purchase common stock or debt securities. Subscription rights represent rights to purchase common stock. If any debt securities are issued at an original issue discount, then the offering price shall reflect such greater principal amount.

[3]	(1) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis. (2) An unspecified amount of securities or aggregate principal amount, as applicable, of each identified class is being registered as may from time to time be sold at unspecified prices. Warrants represent rights to purchase common stock or debt securities. Subscription rights represent rights to purchase common stock. If any debt securities are issued at an original issue discount, then the offering price shall reflect such greater principal amount.

[4]	(1) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis. (2) An unspecified amount of securities or aggregate principal amount, as applicable, of each identified class is being registered as may from time to time be sold at unspecified prices. Warrants represent rights to purchase common stock or debt securities. Subscription rights represent rights to purchase common stock. If any debt securities are issued at an original issue discount, then the offering price shall reflect such greater principal amount.

[5]	(3) Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $201,944,393 of unsold shares of common stock, $0.01 par value per share (the "Unsold Shares") that were previously registered for sale under the registration statement on Form N-2ASR (File No. 333- 269628) effective February 7, 2023 (the "Prior Registration Statement"), and the prospectus supplements filed on February 9, 2023 and August 2, 2024. The Registrant previously paid filing fees of $28,799.27 in connection with the Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Shares will continue to be applied to such Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A